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                                                                    Exhibit 10.1

                            NON-COMPETITION AGREEMENT

         This Agreement (the "Agreement") is made and entered into as of October 27, 2000 by and between Stratus Services Group, Inc., a Delaware corporation ("Stratus"), Outsource International, Inc., a Florida corporation ("OSI") and Outsource International of America, Inc. ("OSIA").

                                    RECITALS:

         OSI and OSIA (hereinafter sometimes collectively referred to as "Outsource") have agreed to restrict their ability to open up a Tandem business in Hillsborough County in the State of New Hampshire and Middlesex, Worcester and Essex Counties in the Commonwealth of Massachusetts (the "Territory") as hereinafter provided; and

         NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. NONCOMPETITION AGREEMENT.

                  1.1 Except as set forth in Section 1.2 below, Outsource agrees that without the prior written consent of Stratus, Outsource shall not:

                  (a) for a period from the date of this Agreement and up to and including October 27, 2002, engage in a Competitive Business (as hereafter defined) or perform services, directly or indirectly, on behalf of itself or in connection with any other person, or as an employee, proprietor, owner, partner, director, officer, associate, shareholder, agent, contractor, employer, or consultant, of any entity, within the Territory;

                  (b) for a period from the date of this Agreement and up to and including October 27, 2003, (i) have any direct or indirect interest, as a disclosed or beneficial owner, in any Competitive Business within the Territory; (ii) perform services as a director, officer, manager, employee, consultant, representative, agent, independent contractor or otherwise for any Competitive Business within the Territory; or (iii) have any direct or indirect interest in any entity which is granted or is granting franchises or licenses to others to operate a Competitive Business within the Territory;

                  (b) for a period from the date of this Agreement and up to and including October 27, 2003, solicit or recruit any employee of Stratus or its affiliates; and/or directly or indirectly, on behalf of itself or any other person, or as an employee, proprietor, consultant, agent, contractor, employer, affiliate, partner, owner, officer, director, associate, or stockholder of any other person or entity, or in any other capacity, solicit, divert, take away or interfere with any of the business, customers, clients, contractors, trade or patronage of Stratus or its affiliates.

                  1.2 The restrictions contained in Section 1.1 shall also apply to the granting of new "Tandem" franchises within the Territory by Outsource or any of its affiliates.
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                  1.3 In the event that any provisions of Section 1.1 or 1.2 should be deemed to exceed the time or geographic limitations permitted under any applicable law, then such provisions shall be, and hereby is, reformed to the maximum time or geographic limitations permitted under such applicable law.

                  1.4 As used herein, the term "Competitive Business" shall mean any business operating a temporary industrial staffing business, or any other business that provides the same or similar services as are customarily offered by Outsource in its "Tandem" businesses.

         2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that neither party may assign its obligations hereunder without the prior written consent of the other parties hereto. Any assignment in contravention of this provision shall be void.

         3. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and is signed by the parties hereto. No waiver by any other party hereto at any time of any breach by any other party hereto of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

         4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. The sole venue for any action arising hereunder shall be Monmouth County, New Jersey.

         5. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall constitute an original and all of which together shall constitute one and the same Agreement. Facsimile signatures shall have the same effect as original signatures.

         IN WITNESS WHEREOF, the parties have executed and caused this Agreement to be executed and delivered as of the date first written above.

                                      STRATUS SERVICES GROUP, INC.


  /s/ J. TODD RAYMOND                 By: /s/ JOSEPH J. RAYMOND
-------------------------                 --------------------------------------
                                              Joseph J. Raymond, President & CEO

                                      OUTSOURCE INTERNATIONAL, INC.


  /s/  JOSEPH C. WASCH                By: /s/ SCOTT R. FRANCIS
-------------------------                 --------------------------------------
                                              Scott R. Francis, Vice President


                                      OUTSOURCE INTERNATIONAL OF
                                      AMERICA, INC.


  /s/  JOSEPH C. WASCH                By: /s/ SCOTT R. FRANCIS
-------------------------                 --------------------------------------
                                              Scott R. Francis, Vice President